Exhibit 10.4

NISSAN AUTO LEASE TRUST 2026-A,

as Issuing Entity,

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Trust Administrator,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee

ADMINISTRATION AGREEMENT

Dated as of February 26, 2026

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ADMINISTRATION AGREEMENT

This Administration Agreement, dated as of February 26, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is among Nissan Auto Lease Trust 2026-A, a Delaware statutory trust (the “Issuing Entity”), Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC”), as Trust Administrator (in such capacity, the “Trust Administrator”), and U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuing Entity was formed pursuant to a trust agreement, dated as of January 12, 2026, as amended and restated by the amended and restated trust agreement, dated as of the date hereof (the “Trust Agreement”), between Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor, and Wilmington Trust, National Association, as owner trustee (in such capacity, and not individually, the “Owner Trustee”);

WHEREAS, the Issuing Entity has issued the Notes pursuant to the Indenture and has entered into certain agreements in connection therewith, including, (i) the Series Certificate Sale Agreement, (ii) the Indenture, (iii) the Depository Agreement, (iv) the Asset Representations Review Agreement, (v) the Securities Account Control Agreement and (vi) this Agreement (the Trust Agreement and each of the agreements referred to in clauses (i) through (vi) are referred to herein collectively as the “Issuing Entity Documents”);

WHEREAS, the Issuing Entity desires to appoint NMAC as Trust Administrator to perform certain of the duties of the Issuing Entity under the Issuing Entity Documents and to provide such additional services consistent with the terms of this Agreement and the Issuing Entity Documents as the Issuing Entity may from time to time request; and

WHEREAS, the parties desire to enter into this agreement to provide for, among other things, the Trust Administrator’s provision of certain services to the Issuing Entity.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01 Capitalized Terms. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof, by and between NILT LLC and NALL II (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Series Certificate Sale Agreement”).

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Section 1.02 Other Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the Series LLC Agreement include only such items as related to the 2026-A Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding”.

ARTICLE 2.

DUTIES OF THE TRUST ADMINISTRATOR

Section 2.01 Duties of the Trust Administrator.

(a) Duties with respect to the Issuing Entity Documents.

(i) Subject to the limitations set forth in clause (c) below, the Trust Administrator agrees to perform all its duties as Trust Administrator under the Basic Documents and the duties of the Issuing Entity under the Issuing Entity Documents. In addition, the Trust Administrator shall consult with the Owner Trustee regarding the duties of the Issuing Entity under the Issuing Entity Documents. The Trust Administrator shall monitor the performance of the Issuing Entity and shall advise the Issuing Entity when action by the Issuing Entity is necessary to comply with the Issuing Entity’s duties under the Issuing Entity Documents. The Trust Administrator shall prepare for execution by the Issuing Entity or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Issuing Entity Documents. In furtherance of the foregoing, the Trust Administrator shall take all appropriate action that is the duty of the Issuing Entity to take pursuant to the Basic Documents and shall prepare, obtain, execute, file and deliver on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

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(ii) The Trust Administrator shall also:

(A) pay the Indenture Trustee from time to time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee;

(B) pay the Owner Trustee, the Certificate Registrar and the Paying Agent from time to time reasonable compensation provided for in the Trust Agreement for all services rendered by the Owner Trustee, the Certificate Registrar and the Paying Agent (which compensation shall not be limited by any provision of law in regard to the compensation for a trustee of an express trust);

(C) provide the indemnification specified in Section 8.01 of the Trust Agreement, and Section 6.07 of the Indenture; and

(D) cause the Servicer to provide the indemnification specified in Section 8.02(f) of the Servicing Agreement.

(b) Additional Duties.

(i) In addition to the duties of the Trust Administrator set forth above, the Trust Administrator shall perform such calculations, and shall prepare for execution by the Issuing Entity or the Owner Trustee or shall cause the preparation by other appropriate Persons of, all such documents, notices, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents (other than any notice required to be delivered by the Owner Trustee pursuant to Sections 3.08 and 10.04 of the Trust Agreement), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Basic Documents; provided, however, that the Trust Administrator shall have no obligation to make any payment required to be made by the Issuing Entity under any Basic Document (except as specified in Section 2.01(a)(ii) above); provided, further, that the Trust Administrator shall have no obligation, and the Owner Trustee shall be required to fully perform its duties, with respect to the obligations of the Owner Trustee specified under the Trust Agreement and to otherwise comply with the requirements of the Owner Trustee pursuant to or related to Regulation AB. Subject to Section 2.05 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Trust Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

(ii) Notwithstanding anything in this Agreement or the other Basic Documents to the contrary, the Trust Administrator shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuing Entity’s payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

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(iii) Notwithstanding anything in this Agreement or the other Basic Documents to the contrary, the Trust Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.03 and 9.01(c) of the Trust Agreement with respect to notifying the Trust Certificateholders of the Payment Date on which their Trust Certificates will be repaid and Section 5.04 of the Trust Agreement with respect to accounting and reports to the Trust Certificateholders; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the documentation necessary to enable each Trust Certificateholder to prepare its federal and state income tax returns.

(iv) The Trust Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust Administrator, Accountants acceptable to the Owner Trustee, which shall perform the obligations of the Trust Administrator thereunder.

(v) The Trust Administrator shall perform any duties expressly required to be performed by the Trust Administrator under the Trust Agreement. The Trust Administrator shall perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A to the 2026-A Servicing Supplement in accordance with the terms and conditions thereof.

(vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Trust Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(c) Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Trust Administrator are non-ministerial, the Trust Administrator shall not take any action unless within a reasonable time before the taking of such action the Trust Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Leases);

(C) the amendment, change or modification of the Basic Documents;

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(D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Trust Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, any Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(E) the removal of the Indenture Trustee.

(ii) Notwithstanding anything to the contrary in this Agreement, the Trust Administrator shall not be obligated to, and shall not, (A) make any payments to the Noteholders under the Basic Documents, (B) sell the Trust Estate pursuant to Section 5.02 of the Indenture, (C) take any other action that the Issuing Entity directs the Trust Administrator not to take on its behalf or (D) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.

(d) Notices to Rating Agencies. The Trust Administrator will deliver to each Rating Agency notice (which notice shall be deemed to be delivered if a copy of such notice has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240.17g-5(a)(3)) of (i) any Servicer Default pursuant to Section 3.07(d) of the Indenture; (ii) any breach of perfection representations pursuant to Section 3.18(c) of the Indenture; (iii) any declaration that the principal of the Notes has been accelerated pursuant to Section 5.02 of the Indenture; (iv) any Event of Default of which it has been provided notice pursuant to Section 6.05 of the Indenture; (v) any merger or consolidation of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (vi) unaudited report it has been provided pursuant to Section 8.04(f) of the Indenture; (vii) any final payment of Trust Certificates pursuant to Section 9.01(c) of the Trust Agreement; (viii) any resignation of the Owner Trustee of which it has been provided notice pursuant to Section 10.02 of the Trust Agreement; (ix) any resignation or removal of the Owner Trustee pursuant to Section 10.02 of the Trust Agreement; (x) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; and (xi) any Servicer Default of which it has been provided notice pursuant to Section 8.12(c) of the 2026-A Servicing Supplement.

Section 2.02 Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity at any time during normal business hours upon reasonable prior written notice.

Section 2.03 Additional Information to be Furnished to the Issuing Entity. The Trust Administrator shall furnish to the Issuing Entity from time to time such additional information regarding the Collateral as the Issuing Entity shall reasonably request.

Section 2.04 Trust Administrator’s Compensation. As compensation for the performance of the Trust Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Trust Administrator shall be entitled to a monthly payment of compensation in an amount to be agreed to between the Trust Administrator and the Servicer, which shall be solely an obligation of the Servicer and which shall not be paid from the proceeds of the Leases, Leased Vehicles or other Titling Company Assets.

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Section 2.05 Other Activities of Trust Administrator. Nothing herein shall prevent the Trust Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting in a similar capacity as an Trust Administrator for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

Section 2.06 Term of Agreement. This Agreement shall continue in force until the dissolution of the Issuing Entity, upon which event this Agreement shall automatically terminate.

Section 2.07 Resignation and Removal of Trust Administrator.

(a) Subject to Sections 2.07(d) and 2.07(e) of this Agreement, the Trust Administrator may resign its duties hereunder by providing the Issuing Entity with at least 60 days’ prior written notice.

(b) Subject to Sections 2.07(d) and 2.07 (e) of this Agreement, the Issuing Entity may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice.

(c) Subject to Sections 2.07(d) and 2.07(e) of this Agreement, at the sole option of the Issuing Entity, the Trust Administrator may be removed immediately upon written notice of termination from the Issuing Entity to the Trust Administrator if any of the following events shall occur:

(i) the Trust Administrator shall default in the performance of any of its duties under this Agreement and which, after notice of such default, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure);

(ii) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Trust Administrator in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Trust Administrator or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Trust Administrator, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order; or

(iii) the Trust Administrator (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) fails to pay, or is generally unable to pay, its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days.

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The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuing Entity and the Indenture Trustee within seven days after the occurrence of such event.

(d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuing Entity and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder.

(e) The appointment of any successor Trust Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

(f) Subject to Sections 2.07(d) and 2.07(e), the Trust Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Trust Administrator shall immediately resign and such successor Servicer shall automatically become the Trust Administrator under this Agreement.

Section 2.08 Action Upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 2.06 or the resignation or removal of the Trust Administrator pursuant to Section 2.07(a), 2.07(b) or 2.07(c), respectively, the Trust Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to the first sentence of Section 2.07 deliver to the Issuing Entity all property and documents representing or relating to the Collateral then in the custody of the Trust Administrator. In the event of the resignation or removal of the Trust Administrator pursuant to Section 2.07(a), 2.07(b) or 2.07(c), respectively, the Trust Administrator shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Trust Administrator.

Section 2.09 Successors and Assigns. This Agreement may not be assigned by the Trust Administrator unless such assignment is previously consented to in writing by the Issuing Entity and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Trust Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Trust Administrator without the consent of the Issuing Entity or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Trust Administrator; provided, that such successor organization executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Trust Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

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ARTICLE 3.

MISCELLANEOUS PROVISIONS

Section 3.01 Amendments.

(a) Any term or provision of this Agreement may be amended by the Trust Administrator and the Indenture Trustee, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i) the Trust Administrator delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Trust Administrator notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended by the Trust Administrator and the Indenture Trustee (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a Majority Interest of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Trust Certificateholders with the consent of Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates. It will not be necessary for the consent of Noteholders or Trust Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. For purposes of this Section 3.01, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

(c) In the event that any Trust Certificates are held by anyone other than NMAC or any of its Affiliates, this Agreement may only be amended if, in addition, (i) Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Trust Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Trust Certificateholders.

(d) No amendment pursuant to this Section 3.01 shall be effective which affects the rights, protections, liabilities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Agreement.

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(e) Prior to the execution of any amendment to this Agreement, the Trust Administrator shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

Section 3.02 Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity, the Trust Administrator shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee.

Section 3.03 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Trust Administrator and either of the Issuing Entity or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 3.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered, sent electronically by facsimile or email (if an email address is provided), or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 3.05 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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(b) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.04 of this Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

Section 3.06 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.07 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 3.08 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 3.09 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally, but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as a personal representation, undertaking or agreement by WTNA, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) WTNA has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuing Entity or any other Person in this Agreement and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank, not in its individual capacity, but solely in its capacity as Indenture Trustee and in no event shall U.S. Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. Additionally, the Indenture Trustee in its capacity hereunder shall be afforded the same indemnities, protections, rights, powers and immunities set forth in the Indenture as if such indemnities, protections, rights, powers and immunities were specifically set forth herein.

Section 3.10 Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 3.11 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Depositor, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination or assignment of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2026-A, as Issuing Entity

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

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NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Trust Administrator

By:
Name:
Title:

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

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